UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

PSI Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	0-20317	88-0270266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of Principal Executive Offices including Zip Code)

(719) 359-5533
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2006, we consummated the sale and issuance of five million shares of our common stock, $.001 par value per share (“Common Stock”) to Lazarus Investment Partners, LLLP (“Lazarus”) in a private placement pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”), dated as of October 17, 2006. Lazarus also received a five-year Warrant to purchase up to 2.5 million shares of Common Stock at an initial exercise price of $0.15 per share and a five-year Warrant to purchase up to 2.5 million shares of Common Stock at an initial exercise price of $0.20 per share (collectively, the “Warrants”).

In connection with the transactions contemplated by the Purchase Agreement, we granted Lazarus registration rights with respect to the shares of Common Stock purchased in the transaction and the shares of Common Stock underlying the Warrants. We are obligated to file a registration statement on Form SB-2 (the “Registration Statement”) on or prior to sixty (60) days after the closing date and to use our best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission as promptly as possible after filing, but in no event later than 90 days after the closing. We are obligated to use our reasonable commercial efforts to maintain the effectiveness of the Registration Statement until the earliest of the date on which (i) all shares registered thereunder have been sold or (ii) all shares registered thereunder may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k) of the Securities and Exchange Act of 1934.

In connection with the transaction, we agreed to pay Basic Investors, Inc., as placement agent, a fee equal to 10% of our gross proceeds. Basic Investors, Inc. is also entitled to receive a placement agent warrant, with terms identical to those contained in the Warrants, to purchase that number of shares of Common Stock equal to ten percent (10%) of the aggregate number of shares of Common Stock sold in the transaction.

The above discussion describes certain of the material terms of the financing transaction with the purchasers named above and is not a complete description of the terms of the transaction. The above discussion is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, we issued the shares of Common Stock and Warrants, including placement agent warrants, described therein. Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, and certain representations made to us by the purchaser in the Purchase Agreement.

On October 31, 2006, we issued and sold an aggregate principal amount of $500,000 in senior subordinated convertible term notes, together with warrants to purchase 1,190,476 shares of our Common Stock to six accredited investors in the second round of our $1,800,000 offering of convertible notes, which was previously reported in our Current Report on Form 8-K dated July 19, 2006. Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, and certain representations made to us by the purchasers in the purchase documentation.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Purchase Agreement, dated as of October 17, 2006, by and between our company and Lazarus Investment Partners, LLLP.

10.2	Warrant, dated October 17, 2006, executed by our company in favor of Lazarus Investment Partners, LLLP.

10.3	Warrant, dated October 17, 2006, executed by our company in favor of Lazarus Investment Partners, LLLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated: November 9, 2006	By: /s/ Kenneth J. Upcraft
Kenneth J. Upcraft
President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Documents

10.1	Purchase Agreement, dated as of October 17, 2006, by and between our company and Lazarus Investment Partners, LLLP.

10.2	Warrant, dated October 17, 2006, executed by our company in favor of Lazarus Investment Partners, LLLP.

10.3	Warrant, dated October 17, 2006, executed by our company in favor of Lazarus Investment Partners, LLLP.